UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2021

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2021, the Board appointed Eric Dulany, age 45, to serve as Vice President and Chief Accounting Officer of Amplify Energy Corp. (the “Company”), effective May 17, 2021.

Prior to joining the Company, Mr. Dulany served in accounting leadership roles at public companies, including controller at W&T Offshore, Inc., from January 2019 to March 2021, and Energy XXI Gulf Coast, Inc. from April 2017 to January 2019, and financial accounting/SEC reporting director roles at Freeport McMoRan Oil and Gas LLC, from November 2015 to April 2017, and Endeavour International, Inc., from September 2014 to November 2015. Mr. Dulany began his career in public accounting, having spent two years as the National Energy Practice Leader at BKD, LLP from September 2012 to September 2014 and 12 years at PricewaterhouseCoopers LLP in their Houston and London (UK) audit practices from September 2000 to August 2012. Mr. Dulany graduated from Houston Baptist University with a Bachelor of Business Administration degree in Accounting and Business Administration. He has been a CPA in the State of Texas since 2003 and is a member of the AICPA and the Texas Society of CPAs.

Mr. Dulany was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Dulany that would be reportable under Item 404(a) of Regulation S-K.

Employment Agreement

On May 17, 2021, the Company entered into an employment agreement with Mr. Dulany (the “Employment Agreement”), effective May 17, 2021 (the “Effective Date”). The Employment Agreement and related arrangements provide Mr. Dulany with an initial base salary of $240,000 per year (“Base Salary”); an annual bonus opportunity (the “Annual Bonus”) (targeted at 50% of his annual base salary) (the “Target Bonus”), which will be pro-rated for calendar year 2021; a grant of restricted stock units (“RSUs”) under the Amplify Energy Corp. Management Incentive Plan (the “MIP”) with a grant date value equal to 50% of Mr. Dulany’s Base Salary, to be made within 90 days of the Effective Date and in accordance with the Company’s standard RSU award agreement; the potential to receive additional long-term incentive compensation awards as determined in the Board’s discretion; the right to participate in the benefit plans, programs and arrangements available to the Company’s other senior executives generally, subject to the terms and conditions of such plans, programs and arrangements; and reimbursement for his business expenses incurred during the employment term.

Upon any termination of employment with the Company, Mr. Dulany will be entitled to: (i) his accrued but unpaid base salary as of the termination date, (ii) any unreimbursed business expenses incurred through the termination date, and (iii) any payments and benefits to which he may be entitled under any benefit plans, programs, or arrangements (collectively, the “Accrued Obligations”).

In the event of a termination of Mr. Dulany’s employment with the Company without “cause” (as defined below) or for “good reason” (as defined below), then in addition to the Accrued Obligations and subject to his timely execution and non-revocation of a general release of claims, Mr. Dulany will be entitled to: (i) any earned but unpaid Annual Bonus for the preceding calendar year (the “Actual Full Year Bonus”); (ii) a pro-rated Annual Bonus in respect of the calendar year of termination, with the amount determined based on actual results for such calendar year (the “Pro-Rated Bonus”); (iii) (A) if the termination date occurs on or prior to the first anniversary of the Effective Date, an amount equal to six (6) months of Mr. Delany’s monthly Base Salary rate as in effect on the day before the termination date, and (B) if the termination occurs after the first anniversary of the Effective Date, an amount equal to twelve (12) months of the Mr. Dulany’s monthly Base Salary rate as in effect on the day before the termination date, in each case, payable in accordance with the Company’s regularly scheduled payroll practices for a period of either six (6) or twelve (12) months, as applicable, following the Termination Date; and (iv) up to 12 months of continued health insurance benefits under the Company group health plan (at the employee rate), subject to his continued eligibility for COBRA coverage and terminable if he obtains other employment offering group health plan coverage.

If Mr. Dulany’s employment with the Company is terminated due to his death or “disability” (as defined in the Employment Agreement), then in addition to the Accrued Obligations, Mr. Dulany will be entitled to the Actual Full Year Bonus and the Pro-Rated Bonus.

For purposes of the Employment Agreement, the Company will have “cause” to terminate Mr. Dulany’s employment upon the occurrence of any of his: (i) conviction of a felony, or plea of guilty or nolo contendere to, any felony or any crime of moral turpitude; (ii) repeated intoxication by alcohol or drugs during the performance of his duties; (iii) embezzlement or other willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries; (iv) commission of a demonstrable act of fraud; (v) willful and material misrepresentation or concealment on any written reports submitted to the Company or its direct or indirect subsidiaries; (vi) material breach of the Employment Agreement; (vii) failure to follow or comply with the reasonable, material and lawful written directives of the Board; or (viii) conduct constituting his material breach of the Company’s then current code of conduct or similar written policy.

For purposes of the Employment Agreement, Mr. Dulany will have “good reason” to terminate his employment with the Company upon the occurrence of any of the following without his written consent: (i) a relocation of his principal work location to a location more than 40 miles from its then current location; (ii) a reduction in his then current Base Salary or Target Bonus, or both; (iii) a material breach of any provision of the Employment Agreement by the Company; or (iv) any material reduction in his title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date, except to the extent such reduction occurs in connection with his termination of employment for “cause” or due to his death or “disability”.

The Employment Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in any payments or benefits Mr. Dulany would receive that constitute parachute payments within the meaning of Code Section 280G, in the event such reduction would result in Mr. Dulany receiving greater payments and benefits on an after-tax basis.

The Employment Agreement subjects Mr. Dulany to employment term and six-month post-employment non-competition, non-solicitation and non-interference restrictive covenants, as well as assignment of inventions, perpetual non-disparagement and perpetual confidentiality covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021	AMPLIFY ENERGY CORP.

	By:	/s/ Martyn Willsher
		Name:	Martyn Willsher
		Title:	President & Chief Executive Officer